AMERICAN INTERNATIONAL GROUP, INC.
171,052,631 Shares
Common Stock, Par Value $2.50 Per Share
Underwriting Agreement
May 12, 2008
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
As Representatives of the several Underwriters
named in Schedule I hereto.
c/o Citigroup Global Markets Inc.,
388 Greenwich Street
New York, NY 10013
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Ladies and Gentlemen:
          American International Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the firms named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 171,052,631 shares (the “Firm Shares”) of common stock, par value $2.50 per share (the “Common Stock”), of the Company and, at the election of the Representatives acting on behalf of the Underwriters, to issue and sell to the Underwriters up to an additional 25,657,894 shares of Common Stock (the “Optional Shares”, and, together with the Firm Shares, the “Securities”), solely to cover over-allotments.
          The Company is concurrently publicly offering equity units (“Units”) consisting of a contract to purchase shares of Common Stock and an unsecured debt obligation of the Company (the “Units Offering”) through other underwriters. The offering of the Securities is not contingent upon the completion of the Units Offering; the Units Offering is not contingent upon the offering of the Securities; and the Units are not being offered together with the Securities.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) Registration Statements on Form S-3 (Registration Nos. 333-143992 and 333-106040) in respect of the Securities have been filed with the Securities and Exchange Commission (the “Commission”); the latest filed of such registration statements (Registration No. 333-143992), in the form heretofore delivered to the Representatives (excluding exhibits to such latest filed registration statement, but including all documents incorporated by reference in the prospectus describing Common Stock included in that registration statement, the “latest filed registration statement”), has been declared effective by the Commission in such form; the earlier filed registration statement also has been declared effective by the Commission; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, since the delivery to the Representatives no other document with respect thereto or document incorporated by reference therein has been filed or transmitted for filing with the Commission (other than filings by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other than preliminary prospectuses, preliminary prospectus supplements and other prospectuses filed pursuant to Rule 424(b) or Rule 433 of the rules and regulations of the Commission under the Act that relate to securities other than the Securities); and no stop order suspending the effectiveness of the latest filed registration statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the basic prospectus describing Common Stock filed as part of the latest filed registration statement is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including the Basic Prospectus as supplemented by any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the latest filed registration statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the Basic Prospectus at the time such registration statement became effective, and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of that registration statement, each as amended at the time that registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus” but excluding any Statement of Eligibility under the Trust Indenture Act of 1939, as amended; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;
          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary

Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
          (c) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each other Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such other Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, or (ii) any statement in any such document which does not constitute part of the Registration Statement, Pricing Prospectus or Prospectus pursuant to Rule 412 under the Act;
          (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration

Statement and any amendment thereto and as of its date as to the Prospectus and any supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Prospectus or any amendment or supplement thereto, or (ii) any statement which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act;
          (f) The Company and each of its Significant Subsidiaries (as defined in Rule 1.02(w) of Regulation S-X) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdiction of incorporation or organization and have full power and authority to own their respective properties and to conduct their respective businesses as described in the Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(j) below);
          (g) Since the date of the latest audited financial statements incorporated by reference in the Basic Prospectus as amended or supplemented there has not been (i) any material change in the capital stock (other than as occasioned by Common Stock having been issued pursuant to the Company’s employee stock purchase plans, equity incentive plans and upon conversion of convertible securities, repurchased by the Company pursuant to any previously announced stock repurchase program or the Units Offering) or long-term debt (other than as occasioned by the Units Offering and the offering of approximately $5 billion of non-dilutive capital securities), or (ii) any material adverse change in or affecting the business, financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Basic Prospectus as amended or supplemented prior to the Applicable Time (any such change described in clause (ii) is referred to as a “Material Adverse Change”);
          (h) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, the Securities will be duly and validly issued, fully paid and nonassessable; and the Securities will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and in the Prospectus;
          (i) The Company has an authorized equity capitalization as set forth in the Pricing Prospectus;
          (j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the listing of the Securities on the New York Stock Exchange and except such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the First Time of Delivery (as defined in Section 4 hereof), obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters;
          (k) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);
          (l) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); as disclosed in the Registration Statement, Preliminary Prospectus and the Prospectus, such disclosure controls and procedures were not effective at March 31, 2008;
          (m) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, except for any such sanction that individually or in the aggregate would not have a Material Adverse Effect;
          (n) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case, except where the failure to posses the same or the modification to the same would not, individually or in the aggregate, have a Material Adverse Effect; and
          (o) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof.
     2. (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Exhibit A to Schedule II, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I and (ii) in the event and to the extent that the Representatives shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (i) of this Section 2(a), the number of the Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of shares of Common Stock) determined by multiplying the number of such Optional Shares by a fraction, the numerator of which is the maximum number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.
          (b) Each Underwriter represents and agrees with the Company that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered.
          (c) The Company hereby grants to the Underwriters the one-time right to purchase at the election of the Representatives up to 25,657,894 Optional Shares, solely for the purpose of covering over-allotments, if any, in connection with the offer and sale of the Firm Shares, at the purchase price set forth in clause (i) of Section 2(a). Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company, given within a period of 30 days after the date of this Agreement, setting forth the number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, which shall in no event be earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than five New York Business Days after the date of such notice. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     3. Upon the authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. The Company will deliver the Securities to one or more of the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing Wells Fargo Bank, N.A., as registrar, to register the Securities in global book entry form in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Securities to the account of one or more of the Representatives at DTC. The time and date of such delivery and payment, with respect to the Firm Shares, shall be 9:30 a.m., New York City time, on May 16, 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase the Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an “Optional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          The documents to be delivered at a Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Securities will be credited to the account of the Representatives at DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
     5. The Company covenants and agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or supplement (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than amendments or supplements in connection with the Units Offering or offerings of unsecured debt securities of or guaranteed by the Company) to the Registration Statement or the Prospectus prior to the First Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; between the signing of this Agreement and the First Time of Delivery, to give reasonable advance notice to the Representatives of any filings by the Company under the Exchange Act that are incorporated by reference into the Prospectus and any filings by the Company under Item 2.02 or 7.01 of Current Report on Form 8-K; between the signing of this Agreement and the First Time of Delivery, to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than amendments or supplements in connection with the Units Offering or offerings of unsecured debt securities of or guaranteed by the Company) and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Exhibit A to Schedule II hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act that relate to the Units Offering or securities other than the Securities), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
          (e) During the period beginning from the date hereof, and continuing to and including the date 90 days after the date hereof or such earlier time as the Representatives may notify the Company, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any person in privity with the Company, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock , or otherwise publicly announce an intention to effect any such transaction (other than (1) the offer and sale of Securities pursuant to this Agreement and the Units Offering, (2) the grant of awards pursuant to the Company’s employee benefit, employee stock purchase and other similar plans, in each case, as existing on the date hereof (the “Employee Benefit Plans”), (3) the offering, sale, settlement or issuance of securities pursuant to any award or security issued under or pursuant to an Employee Benefit Plan or the Assurance Agreement, by the Company in favor of eligible employees, dated as of June 27, 2005, relating to certain obligations of Starr International Company, Inc., (4) the issue of shares of Common Stock or options, contracts or rights to acquire Common Stock in connection with the acquisition of a business or assets so long as the total number of shares of Common Stock issued or issuable does not exceed 3% of AIG’s then outstanding shares of Common Stock, or (5) with the consent of the Representatives); and
          (f) To use all commercially reasonable efforts to ensure that, no later than the First Time of Delivery, the Securities will be listed on the New York Stock Exchange.
     6. (a) The Company and each Underwriter agree that the Underwriters may prepare and use one or more preliminary term sheets relating to the Securities containing customary information; provided that such information has been approved by the Company before the first communication with prospective investors in the Securities containing such information is used;
          (b) Each Underwriter represents that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) any written communication permitted under subparagraph (a) above, (B) the final term sheet prepared and filed pursuant to Section 5(a) hereof, or (C) any written communication prepared by such Underwriter and approved in writing by the Company in advance;

          (c) The Company represents to the Underwriters that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) any written communication permitted under subparagraph (a) above, (B) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (C) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representatives of its intent to issue a press release, or (D) any written communication approved by the Representatives in advance in writing;
          (d) Any such free writing prospectus the use of which has been consented to by the Company or the Representatives, as the case may be (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), is listed on Schedule II(a) hereto;
          (e) The Company represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, where required, and legending; and
          (f) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of sales of Securities (or, in lieu thereof, the notice referred to in Rule 173 under the Act), give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii)  the cost of printing, word-processing or reproducing this Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (v) the fees and expenses of the Company’s registrar and transfer agent; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood, however, that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties (except in the case of the Optional Time of Delivery the representations and warranties in Sections 1(c), 1(g) and 1(o)) and other statements of the Company herein shall be true and correct, at and as of each Time of Delivery (it being understood, however, that in the case of the Optional Time of Delivery the representations and warranties in Sections 1(h) and 1(j) shall be limited to the Optional Shares), the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore to be performed and the following additional conditions:
          (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or, to the knowledge of the executive officers of the Company, shall be contemplated by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act) and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;
          (b) Davis Polk & Wardwell, counsel to the Underwriters, shall have furnished to the Representatives such opinion, dated each Time of Delivery, with respect to the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request (it being understood, however, that in the case of the Optional Time of Delivery, that the opinion shall only cover validity of the Optional Shares), and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;
          (c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives their opinion or opinions, dated each Time of Delivery, to the effect set forth in Schedule III hereto (it being understood, however, that in the case of the Optional Time of Delivery, that the opinion shall only cover the opinion in paragraph (1) and, with respect to the Optional Shares, the opinion in paragraph (2) set forth in Schedule III hereto);
          (d) Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel of the Company, shall have furnished to the Representatives her opinion, dated each Time of Delivery, to the effect set forth in Schedule IV hereto (it being understood, however, that in the case of the Optional Time of Delivery, that the opinion shall only cover the opinion in paragraphs (i), (ii) and (iii) set forth in Schedule IV hereto and shall be limited to the Optional Shares);
          (e) On the date of the Prospectus at a time prior to the execution of this Agreement and the First Time of Delivery, the independent registered public accounting firm who have audited the financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished to the Representatives a letter, dated the respective dates of delivery thereof, to the effect set forth in Schedule V hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;
          (f) Since the respective dates as of which information is given in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and prior to the First Time of Delivery, there shall not have been in the reasonable judgment of the Representatives any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus (excluding any amendment or supplement thereto);
          (g) The Company shall have furnished or caused to be furnished to the Representatives a certificate of the Chief Executive Officer, the President, any Vice Chairman, any Executive or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, dated each Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement (except in the case of the Optional Time of Delivery the representations and warranties in Sections 1(c), 1(g) and 1(o), and it being understood, however, that in the case of the Optional Time of Delivery, the representations and warranties in Section 1(h) and 1(j) shall be limited to the Optional Shares) are true and correct, in all material respects, as of each Time of Delivery, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to each Time of Delivery, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and that, with respect to the First Time of Delivery only, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented in accordance with Section 5(a) hereof;
          (h) On or after the date hereof and prior to the First Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of the Representatives, is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Company; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the U.S. war on terrorism that does not represent a significant departure from the conditions that exist at the date hereof, if the effect of any such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof; (iv) the suspension of trading in the Common Stock on the New York Stock Exchange, if the effect of such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the

Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) or (v) any downgrading in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, a subsidiary of Moody’s Corporation, or Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., if the effect of such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a);
          (i) The Securities to be delivered on the First Time of Delivery or Optional Time of Delivery, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and
          (j) The “lock-up” agreements, each substantially in the form of Schedule VI hereto, between you and executive officers (as defined in Rule 16a-1(f) of the Exchange Act) and directors of the Company shall be delivered to you prior to the First Time of Delivery.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and provided, further, that the foregoing indemnity agreement contained in this Section 9(a), with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, where (i) prior to the Applicable Time the Company shall have notified such Underwriter that the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a further amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing

Prospectus, or any amendment or supplement thereto, or, where permitted by law, an Issuer Free Writing Prospectus, and such corrected Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter prior to the Applicable Time, (iii) such corrected Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) was not conveyed to such person at or prior to the contract for sale of the Securities to such person and (iv) such loss, claim, damage or liability would not have occurred had the corrected Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) been conveyed to such person as provided for in clause (iii) above.
          (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading relates to information supplied by the Company on the one hand or by such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

          (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the respective Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the applicable Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at the applicable Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under this Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities to be purchased at the applicable Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     12. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied (other than any termination pursuant to Section 8(h)(i), (ii) or (iii) hereof), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
     13. In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly.
     All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as set forth in Schedule I hereto under such Underwriter’s name, and if to the Company shall be sufficient in all respects when delivered or sent by registered mail to 70 Pine Street, New York, New York 10270, Facsimile Transmission No. (212) 785-1584, Attention: Corporate Secretary.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, their respective officers and directors and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.
     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     17. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     18. Time shall be of the essence in this Agreement.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours, AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
Name:	Robert A. Gender
Title:	Vice President and Treasurer

Underwriting Agreement — Common Stock

Accepted in New York, New York CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Richard G. Spitzer
Name:	Richard G. Spitzer
Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Ray Craig
Name:	Ray Craig
Title:	Executive Director

Underwriting Agreement — Common Stock

SCHEDULE I

Number of
Firm Shares
to be
Underwriters	Purchased
Citigroup Global Markets Inc.	58,461,512

J.P. Morgan Securities Inc.	58,461,512

Credit Suisse Securities (USA) LLC	10,263,158

Deutsche Bank Securities Inc	10,263,158

Lehman Brothers Inc.	10,263,158

Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,263,158

Wachovia Capital Markets, LLC	10,263,158

Dowling & Partners Securities, LLC	726,974

Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	726,974

Keefe, Bruyette & Woods, Inc.	726,974

The Williams Capital Group, L.P.	256,579

Loop Capital Markets, LLC	94,079

Muriel Siebert & Co., Inc.	94,079

Toussaint Capital Partners, LLC	94,079

Utendahl Capital Group, LLC	94,079

Total	171,052,631
Address of Representatives:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Fax: (212) 816-7912
Attn: General Counsel
J.P. Morgan Securities Inc.
277 Park Avenue, 9th Floor
New York, NY 10172
Fax: (212) 622-8358
Attn: Equity Syndicate Desk

SCHEDULE II
(a)	Issuer Free Writing Prospectuses:

Final Term Sheet, attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated May 12, 2008.

(b)	Additional Documents Incorporated by Reference:
None.

Exhibit A to Schedule II
Form of Final Term Sheet
Filed Pursuant to Rule 433
Dated May 12, 2008
Registration Nos. 333-106040; 333-143992; 333-150865
AMERICAN INTERNATIONAL GROUP, INC.
171,052,631 Shares of
Common Stock, Par Value $2.50 Per Share,
and
72,000,000 Equity Units,
Initial Stated Amount of $75
Final Term Sheet

Issuer:	American International Group, Inc. (“AIG”)

Ticker/Exchange:	AIG/NYSE

Last sale price of AIG Common Stock:	$38.37 (May 12, 2008)

I. Common Stock Pricing Terms

Title of Securities:	Common stock, $2.50 par value per share (the “Common Stock”)

Common Stock Offering:	171,052,631 shares

Overallotment Option:	25,657,894 shares of Common Stock at the Public Offering Price less the underwriting fees within 30 days of the date of the prospectus supplement for the Common Stock Offering, solely to cover overallotments, if any.

Public Offering Price:	$38.00 per share of Common Stock ($6,499,999,978 Total, excluding underwriters’ overallotment option)

Underwriting fees:	$0.6650 per share of Common Stock ($113,750,000 Total, excluding underwriters’ overallotment option)

Trade Date:	May 12, 2008

Proceeds to AIG (before expenses):	$37.3350 per share of Common Stock ($6,386,249,978 Total, excluding underwriters’ overallotment option)

Net proceeds (after expenses):	Approximately $6,385,249,978 (approximately $7,343,187,451 if underwriters’ overallotment option is exercised in full)

Offering Settlement Date:	May 16, 2008

Joint Bookrunning Managers:	Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Joint Lead Managers:	Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC

Co-Managers:	Dowling & Partners Securities, LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe Bruyette & Woods, Inc., Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

II. Equity Units Pricing Terms

Title of Securities:	Equity Units

Equity Units Offering:	72,000,000 Equity Units (initially consisting of 72,000,000 Corporate Units)

Overallotment Option:	6,400,000 Equity Units at the Public Offering Price less the underwriting discount within 13 days of the Settlement Date, solely to cover overallotments, if any.

Public Offering Price:	$75.00 per Equity Unit ($5,400,000,000 Total, excluding underwriters’ overallotment option)

Underwriting Discount:	$1.3125 per Equity Unit ($94,500,000 Total, excluding underwriters’ overallotment option)

Proceeds to AIG (before expenses):	$73.6875 per Equity Unit ($5,305,500,000 Total, excluding underwriters’ overallotment option)

Net proceeds (after expenses):	approximately $5,303,500,000 (approximately $5,775,100,000 if underwriters’ overallotment option is exercised in full)

Series B-1 Debenture Coupon:	5.67% per annum

Series B-1 Debenture Maturity Date:	February 15, 2041

Series B-2 Debenture Coupon:	5.82% per annum

Series B-2 Debenture Maturity Date:	May 1, 2041

Series B-3 Debenture Coupon:	5.89% per annum

Series B-3 Debenture Maturity Date:	August 1, 2041

Contract Adjustment Payments:	2.7067% per annum to but excluding the first stock purchase date on the initial stated amount of $75 per stock purchase contract, 2.6450% per annum from and including the first stock purchase date to but excluding the second stock purchase date on the adjusted stated amount of $50 per stock purchase contract and 2.6100% per annum from and including the second stock purchase date to but excluding the third stock purchase date on the adjusted stated amount of $25 per stock purchase contract.

Reference Price:	$38.00 (offering price of the Common Stock pursuant to the Common Stock Offering)

Threshold Appreciation Price:	$45.60 (represents an appreciation of 20% over the Reference Price)

Minimum Settlement Rate:	1.6447 shares of Common Stock (subject to adjustment)

Maximum Settlement Rate:	1.9737 shares of Common Stock (subject to adjustment)

Listing:	AIG has applied to list the Corporate Units on the NYSE under the symbol “AIG-PrA”.

CUSIP for the Corporate Units:	026874 115

ISIN for the Corporate Units:	US0268741156

CUSIP for the Treasury Units:	026874 123

ISIN for the Treasury Units:	US0268741230

CUSIP for Series B-1 Debentures:	026874 BN6

ISIN for Series B-1 Debentures:	US026874BN67

CUSIP for Series B-2 Debentures:	026874 BP1

ISIN for Series B-2 Debentures:	US026874BP16

CUSIP for Series B-3 Debentures:	026874 BQ9

ISIN for Series B-3 Debentures:	US026874BQ98

Trade Date:	May 12, 2008

Settlement Date:	May 16, 2008

Joint Bookrunning Managers:	Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Joint Lead Managers:	Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC

Co-Managers:	Dowling & Partners Securities, LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe Bruyette & Woods, Inc., Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

Contract Adjustment Payment deferral rate:	5.67% per annum

Payment to be made on third stock purchase date of a Contract Adjustment Payment deferral:	Each holder of an Equity Unit will receive (net of any required tax withholding on such contract adjustment payments, which shall be remitted to the appropriate taxing jurisdiction), in the sole discretion of AIG, either a number of shares of Common Stock (in addition to the number of shares of Common Stock per Equity Unit equal to the applicable settlement rate) equal to the aggregate amount of deferred contract adjustment payments payable to such holder divided by the greater of the applicable market value and $12.67, subject to anti-dilution adjustments, or additional debentures, in the sole discretion of AIG, in a principal amount equal to the aggregate amount of deferred contract adjustment payments.

Early Settlement:	Holders of Equity Units can settle a stock purchase contract at any time other than during a blackout period by paying an amount in cash equal to its stated amount, in which case for each $25 stated amount of such stock purchase contract, 1.6447 shares of Common Stock, subject to adjustment, will be issued pursuant to the stock purchase contract. The number of shares will be fixed and will not be computed on the basis of the applicable market value of AIG’s Common Stock on the early settlement date. Holders will not be entitled to any accrued and unpaid contract adjustment payment on stock purchase contracts that are settled early under these circumstances. Holders of Equity Units may settle early only in integral multiples of 40 Equity Units.

Make-Whole Shares:	The following table sets forth the Stock Prices, Effective Date and the number of make-whole shares applicable to a merger early settlement:

	Stock Prices
Effective Date	$10.00	$20.00	$30.00	$38.00	$40.00	$45.60	$50.00	$60.00	$70.00	$80.00	$120
May 12, 2008	1.3942	0.5204	0.1887	0.0000	0.1127	0.2722	0.2385	0.1711	0.1252	0.0927	0.0274
May 1, 2009	1.0158	0.3821	0.1118	0.0000	0.0574	0.2274	0.1949	0.1360	0.0970	0.0702	0.0188
May 1, 2010	0.5516	0.2212	0.0350	0.0000	0.0035	0.1707	0.1370	0.0860	0.0565	0.0387	0.0090
February 15, 2011	0.1389	0.0618	0.0069	0.0000	0.0000	0.0841	0.0532	0.0234	0.0132	0.0089	0.0021
February 16, 2011	0.1374	0.0611	0.0067	0.0000	0.0000	0.0851	0.0528	0.0232	0.0131	0.0088	0.0021
May 1, 2011	0.0582	0.0261	0.0038	0.0000	0.0000	0.0393	0.0263	0.0092	0.0049	0.0033	0.0006
May 2, 2011	0.0527	0.0238	0.0026	0.0000	0.0000	0.0359	0.0232	0.0087	0.0046	0.0032	0.0007
August 1, 2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Stock Price and Effective Date applicable to a cash merger may not be set forth on the table, in which case:
•	if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 360-day year;

•	if the Stock Price is in excess of $120.00 per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•	if the Stock Price is less than $10.00 per share (subject to adjustment as described above), or the “minimum stock price,” then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the Effective Date is between two dates on the table.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplements and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, or J.P. Morgan Securities Inc. toll free at (866) 430-0686.

SCHEDULE III
Form of Opinion of Sullivan & Cromwell LLP
May 16, 2008
[Name and Address of Underwriters]
Ladies and Gentlemen:
          In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated May 12, 2008 (the “Underwriting Agreement”), between American International Group, Inc., a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of 171,052,631 shares (the “Securities”) of the Company’s common stock, par value $2.50 per share (the “Common Stock”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
     (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.
     (2) All outstanding shares of the Company’s Common Stock, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessable.
     (3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
          We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the outstanding shares of Common Stock, including the Securities, conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
Very truly yours,

III-1

Form of Letter of Sullivan & Cromwell LLP
May 16, 2008
[Name and Address of Underwriters]
Ladies and Gentlemen:
     This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of 171,052,631 shares (the “Securities”) of common stock, par value $2.50 per share, of American International Group, Inc. (the “Company”).
     Two Registration Statements relating to the Securities (File Nos. 333-143992 and 333-106040) were filed on different dates on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. References in this letter to the Registration Statement refer to the latest filed Registration Statement.
     The Securities have been offered by the Prospectus, dated July 13, 2007 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated May 12, 2008 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.
     As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, a letter addressed to you from the Company’s accountants and an opinion addressed to you from counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement,

III-2

appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,
     (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
     (b) the Pricing Disclosure Package, as of 5:00 P.M. on May 12, 2008 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that (a) the Basic Prospectus, as supplemented by the Prospectus Supplement, or (b) the Pricing Disclosure Package, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions “Description of Common Stock AIG May Offer” in the Basic Prospectus and “Description of the Equity Units,” “Certain United States Tax Consequences to Non-U.S. Holders of Common Stock” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of the Securities, equity units and the Underwriting Agreement therein described or insofar as they relate to provisions of United States Federal tax law therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package.

III-3

     This letter is furnished by us, as counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.
Very truly yours,

III-4

Schedule A
Preliminary Prospectus Supplement, dated May 8, 2008
Final Term Sheet, dated May 12, 2008, insofar as the Final Term Sheet related to the terms of the Securities

III-5

SCHEDULE IV
Form of Opinion of Kathleen E. Shannon
May 16, 2008
[Name and Address of Underwriters]
Ladies and Gentlemen:
          I am Senior Vice President, Secretary and Deputy General Counsel of American International Group, Inc., a Delaware corporation (the “Company”), and, as such, I am generally familiar with the corporate affairs of the Company.
          This opinion is rendered in connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated May 12, 2008 (the “Underwriting Agreement”), between the Company and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of 171,052,631 shares (the “Securities”) of the Company’s common stock, par value $2.50 per share (the “Common Stock”).
          Two Registration Statements relating to the Securities (File Nos. 333-143992 and 333-106040) were filed on Form S-3 under the Securities Act of 1933 (the “Act”) on different dates. The latest filed Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on July 13, 2007. References in this letter to the Registration Statement refer to the latest filed Registration Statement. The Securities have been offered by the Prospectus dated July 13, 2007 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated May 12, 2008 (the “Prospectus Supplement”).
          In rendering my opinion, I, as Senior Vice President, Secretary and Deputy General Counsel of the Company, have examined the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus as amended or supplemented immediately prior to the Applicable Time (as defined below) being referred to herein as the “Pricing Disclosure Package”), and I have examined such corporate records, certificates and other documents, and have reviewed such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination and review, it is my opinion that:
          (i) The Company has authorized capital stock as set forth in the Company’s Restated Certificate of Incorporation, as amended, as incorporated by reference in the Pricing Disclosure Package and the Basic Prospectus; and all outstanding shares of the Company’s Common Stock, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessble.
          (ii) The issue and sale of the Securities, and the compliance by the Company with all of the provisions of the Underwriting Agreement, will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument in effect on the date hereof and known to me, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject or violate any judgment, order or decree of any court or governmental body applicable to the Company, except for such breaches, defaults and violations that would not individually or in the aggregate have a Material Adverse Effect (as defined in the Underwriting Agreement) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company in effect on the date hereof.
          (iii) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act, such consents, approvals, authorizations, orders, registrations and qualifications required to list the Securities on the New York Stock Exchange and such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not individually or in the aggregate have a Material Adverse Effect or affect the validity of the Securities and as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters, as contemplated by the Underwriting Agreement.
          (iv) To the best of my knowledge and information, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement, other than those summarized or disclosed in the Registration Statement or filed as exhibits thereto, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Basic Prospectus, as amended or supplemented by the Prospectus Supplement, which are not disclosed.
          (v) Nothing which came to my attention has caused me to believe that, insofar as relevant to the offering of the Securities,
(a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(b) the Pricing Disclosure Package, as of 5:00 P.M. on May 12, 2008 (the “Applicable Time”) (which you have informed me is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (vi) The documents incorporated by reference in the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
          In rendering the opinion in paragraph (v), (A) I assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions “Description of Common Stock AIG May Offer” in the Basic Prospectus and “Description of the Equity Units” in the Prospectus Supplement insofar as they constitute summaries of the documents therein described, and (B) I express no opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package.
          In rendering the opinion in paragraph (vi), I express no opinion or belief as to the financial statements or other financial or statistical data contained in the documents incorporated by reference in the Basic Prospectus or the Prospectus Supplement, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the documents incorporated by reference in the Basic Prospectus and the Prospectus Supplement.
          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.
          I have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the certificates for the outstanding shares of Common Stock, including the Securities, conform to the specimen thereof examined by me and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.
          This letter is furnished by me, as Senior Vice President, Secretary and Deputy General Counsel of the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person.  This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.
Very truly yours,

Schedule A
Preliminary Prospectus Supplement, dated May 8, 2008
Final Term Sheet, dated May 12, 2008, insofar as the Final Term Sheet related to the terms of the Securities

Execution Copy
SCHEDULE V
Form of Letter of Independent Registered Public Accounting Firm
May 12, 2008
American International Group, Inc.
and
The Underwriters listed on Schedule I
Ladies and Gentlemen:
We have audited:
1.	the consolidated financial statements of American International Group, Inc. (the “Company”) and subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”),
2. the related financial statement schedules included in the Form 10-K, and
3.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.
The consolidated financial statements and financial statement schedules referred to above are incorporated by reference in the registration statements (Nos. 333-143992 and 333-106040) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) with respect to the audits referred to above is also incorporated by reference in such registration statements. Such registration statements, of which the Prospectus dated July 13, 2007 forms a part, as supplemented by the Prospectus Supplement dated May 12, 2008 are herein collectively referred to as the “Registration Statement.” This letter is furnished with respect to the offering of the Company’s 171,052,631 shares of Common Stock.
In connection with the Registration Statement:
1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
2.	In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.
3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2007; although we have conducted an audit for the year ended December 31, 2007, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2007 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, 2008 and the unaudited consolidated statements of income (loss) , comprehensive income (loss), and cash flows for the three-month periods ended March 31, 2008 and 2007, included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, incorporated by reference in the Registration Statement, or on the Company’s financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2007. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2007. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2007.

4.	For purposes of this letter, we have read the minutes of the 2008 meetings of the Board of Directors and Committees of the Board of Directors of the Company as set forth in the minute books at May 8, 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the meetings listed below which were not approved in final form, for which agendas were provided to us; officials of the Company have represented that such agendas include all substantive actions taken at such meetings:
a.	the Board of Directors (the “Board”) - the February 26, 2008, March 12, 2008, May 5, 2008, May 6, 2008 and May 8, 2008 meetings;

b.	the Audit Committee of the Board — the January 15, 2008, February 7, 2008, February 26, 2008, March 11, 2008, April 16, 2008 and May 5, 2008 meetings;

c.	the Compensation and Management Resources Committee of the Board — the February 26, 2008 and March 11, 2008 meetings;

d.	the Finance Committee of the Board - the December 13, 2007, February 12, 2008, March 11, 2008 April 17, 2008 and May 5, 2008 meetings;

e.	the Nominating and Corporate Governance Committee of the Board — the January 15, 2008 and March 11, 2008 meetings;

f.	the Public Policy and Social Responsibility Committee of the Board — the January 15, 2008 and April 16, 2008 meetings, and

g.	the Regulatory, Compliance and Legal Committee of the Board — the January 16, 2008 and March 12, 2008 meetings.
We have carried out other procedures to May 8, 2008 (our work did not extend to the period from May 9, 2008 to May 12, 2008, inclusive) as follows:
With respect to the three-month periods ended March 31, 2008 and 2007, we have:
(i)	performed the procedures (completed on May 8, 2008) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated financial statements as of and for the three-month periods ended March 31, 2008 and 2007 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “March 31, 2008 Form 10-Q”), incorporated by reference in the Registration Statement; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to the Form 10-Q and the related rules and regulations adopted by the SEC.
The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.
5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
(i)	Any material modifications should be made to the unaudited consolidated financial statements described in 4, incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

(ii)	The unaudited consolidated financial statements described in 4 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to the Form 10-Q and the related rules and regulations adopted by the SEC.
It should be noted that effective January 1, 2008, the Company adopted FAS 157 “Fair Value Measurements”, FAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities” and FSP FIN 39-1 “Amendment of FASB Interpretation No. 39”.

6.	Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to March 31, 2008 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after March 31, 2008 have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at May 8, 2008 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated shareholders’ equity of the Company as compared with amounts shown in the March 31, 2008 unaudited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from April 1, 2008 to May 8, 2008, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income.

Those officials referred to above stated that due to the fact that there is no consolidated financial data available subsequent to March 31, 2008, they are unable to comment as to whether there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached pages from the Form 10-K and the March 31, 2008 Form 10-Q incorporated by reference in the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A	Compared to or recomputed from corresponding amounts included in the Company’s audited financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement.

B	Compared with or recomputed from corresponding amounts included in the Company’s accounting records and found such amounts to be in agreement.

C	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

D	Compared to or recomputed from corresponding amounts in the Company’s unaudited financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement.

E	Compared to or recomputed from a corresponding amount in the Company’s audited financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement. However, we make no comment as to the appropriateness of the Company’s classifications of debt as being guaranteed by AIG and not guaranteed by AIG.

F	Compared with corresponding amounts included in the Company’s accounting records and found such amounts to be in agreement. However, we make no comment as to the appropriateness of the Company’s classifications of debt as being guaranteed by AIG and not guaranteed by AIG.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those identified by you, and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages identified by you. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Yours very truly,

Schedule I
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Dowling & Partners Securities, LLC
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
Keefe Bruyette & Woods, Inc.
Loop Capital Markets, LLC
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.
Toussaint Capital Partners, LLC
Utendahl Capital Group, LLC

V-1

SCHEDULE VI
Form of “Lock-up” Agreements
May 16, 2008
[Name of Underwriters]
Ladies and Gentlemen:
          This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by American International Group, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $2.50 per share, of the Company (the “Common Stock”).
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of [Name of Underwriter], (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, in each case, in which the undersigned has a “pecuniary interest” (within the meaning of Rule 16a-1(a)(2) under the Exchange Act), whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of shares of Common Stock upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, in each case pursuant to employee benefit plans and related plans as in effect on the date hereof or awards previously granted by Starr International Company, Inc., (b) bona fide gifts to tax exempt charitable organizations (other than private charitable foundations), (c) the contribution of Common Stock to a grantor retained annuity trust of which the undersigned is a trustee and the undersigned’s immediate family members (or trusts for their benefit) are the sole beneficiaries, (d) dispositions to any immediate family member or any trust or similar entity for the direct or indirect benefit of the

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undersigned and/or the immediate family of the undersigned, provided that such trust or similar entity agrees in writing to be bound by the terms of this Lock-Up Agreement, or (e) any other transaction that would not be required to be reported pursuant to Section 16(a) of the Exchange Act as a result of the applicable person no longer being an executive officer or director for Section 16(a) reporting purposes, provided, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Lock-Up Period. For purposes of this paragraph, “immediate family member” shall have the meaning in Section 16a-1(f) under the Exchange Act.
* * *
          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Underwriting Agreement shall be terminated, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

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